EXHIBIT 17.2

Dale Long
Colleyville, Texas

TO:	Board of Directors EVCARCO, Inc.

RE: Current Report, Form 8-K

Gentlemen:

I agree with the statements made on the Form 8-K regarding my resignation of the Board of Directors and position of President/CEO.

/Dale Long/

Colleyville, Texas
August 30, 2010